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                                                                      EXHIBIT 11


                           BACK YARD BURGERS, INC.
                       COMPUTATION OF INCOME PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

                                THIRTEEN WEEKS ENDED   TWENTY-SIX WEEKS ENDED
                                --------------------   ----------------------
                                 JUNE 28,  JUNE 29,       JUNE 28,   JUNE 29,
                                   1997     1996           1997        1996
                                   ----     ----           ----        ----

Net Income                        $  305   $  261         $  219      $  171
                                  ======   ======         ======      ======


Primary:

Weighted average number
 of common shares outstanding
 during the period                 4,253    4,216          4,249       4,212

Preferred shares convertible
 to common shares                    304      325            306         327
                                  ------   ------         ------      ------

                                   4,557    4,541          4,555       4,539
                                  ======   ======         ======      ======

Primary income per share          $  .07   $  .06         $  .05      $  .04
                                  ======   ======         ======      ======

Fully Diluted:

Weighted average number
 of common shares outstanding
 during the period                 4,253    4,216          4,249       4,212

Preferred shares convertible
 to common shares                    304      325            306         327
                                  ------   ------         ------      ------

                                   4,557    4,541          4,555       4,539
                                  ======   ======         ======      ======

Fully diluted income per share    $  .07   $  .06         $  .05      $  .04
                                  ======   ======         ======      ======